UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K
Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
January 29, 2010
Date of Report (Date of earliest event reported)
Ready Mix, Inc.
(Exact Name of Registrant as Specified in Charter)

Nevada	001-32440	86-0830443
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4602 East Thomas Road,
Phoenix, Arizona	85018
(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (602) 957-2722
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13-e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 — ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT
Asset Purchase Agreement
     On January 29, 2010, Ready Mix, Inc. (the “Company”) and Skanon Investments, Inc., an Arizona corporation, or one or more acquisition entities designated by Skanon prior to the closing (together, “Skanon”), entered into an Asset Purchase Agreement (the “Purchase Agreement”) pursuant to which the Company will sell substantially all of its assets comprising the Company’s ready-mix concrete business to Skanon for a purchase price of $9,750,000 in cash (the “Asset Sale”). Skanon will also assume certain of the Company’s liabilities. The Company will retain some assets in the form of the Company’s office building, certain written agreements and certain other assets identified in the Purchase Agreement. The Purchase Agreement provides that under specified circumstances the purchase price will be subject to a downward adjustment.
     The Board of Directors of the Company unanimously approved the Purchase Agreement and the transactions contemplated thereby. In connection with the execution of the Purchase Agreement, Meadow Valley Parent Corp., the beneficial holder of the majority of the outstanding shares of common stock of the Company, entered into a voting agreement, dated as of January 29, 2010 (the “Voting Agreement”) with Skanon. Pursuant to the terms of the Voting Agreement, Meadow Valley Parent Corp. agreed to vote or give written consent with respect to any common stock of the Company in favor of adoption of the Purchase Agreement and the Asset Sale. Action by written consent is sufficient to approve the Asset Sale and the transactions contemplated by the Purchase Agreement without any further action or vote of the stockholders of the Company. Meadow Valley Parent Corp. may materially breach or terminate the Voting Agreement with or without cause at any time and without penalty, and consequently could determine not to vote in favor of the Asset Sale.
     The Purchase Agreement contains customary representations, warranties and covenants of the Company including, among others, a covenant to use commercially reasonable efforts to conduct its operations in the ordinary course during the period between the execution of the Purchase Agreement and the completion of the Asset Sale.
     The closing of the transactions contemplated by the Purchase Agreement is subject to the satisfaction of certain conditions, including that there will be no breaches of the representations, warranties and covenants of the Company contained in the Purchase Agreement except for breaches that, when considered collectively, would not result in a material adverse effect on the Company’s business; and that applicable consents and approvals required to be obtained by the parties have been obtained and not withdrawn. The Asset Sale is not subject to a financing condition.
     The Purchase Agreement contains certain termination rights for both the Company and Skanon and provides that, following the termination of the Purchase Agreement, under specified circumstances, including a breach by the Company of certain representations and warranties contained in the Purchase Agreement where such breach, collectively with all other breaches, would result in a material adverse effect on the Company’s business, or the failure of Meadow Valley Parent Corp. to vote or given written consent in favor of adoption of the Purchase Agreement and the Asset Sale, the Company will be required to pay a termination fee of $500,000 to Skanon.

     The representations and warranties contained in the Purchase Agreement will terminate at the closing of the Asset Sale. The covenants and agreements contained in Purchase Agreement and the certificates and other documents delivered pursuant to the Purchase Agreement will survive the closing to the extent applicable. The representations, warranties, covenants and agreements contained in the Purchase Agreement are exclusive. The Company and Skanon have waived, after the closing, all of their rights, actions or causes of action they have against each other relating to the Asset Sale, other than claims of fraud and rights and actions arising out of any breach of any covenant or agreement that survives the closing.
     Prior to the closing, Skanon will acquire an insurance policy to insure Skanon against losses arising out of or in connection with the breach of certain of the Company’s representations and warranties under the Purchase Agreement following the closing of the Asset Sale. The Company will be responsible for paying 50% of the costs of the insurance policy up to $50,000.
     The Company’s independent financial advisor, Lincoln International LLC, rendered an opinion to the Board of Directors of the Company that the consideration to be received by the Company pursuant to the Purchase Agreement is fair, from a financial point of view, to the Company.
     The Company intends to file with the Securities and Exchange Commission (“SEC”) a preliminary information statement. After addressing any comments the staff of the SEC may have on the information statement, the Company will file with the SEC and disseminate to the Company’s stockholders a definitive information statement regarding the approval of the Purchase Agreement and other matters. Under SEC rules, the definitive information statement must be filed and disseminated to the Company’s stockholders at least 20 days before the closing of the Asset Sale.
     The foregoing description of the Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the Purchase Agreement, which is attached hereto as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference. The Purchase Agreement has been attached to provide investors with information regarding its terms. It is not intended to provide any other factual information about the Company or Skanon. In particular, the assertions embodied in the representations and warranties contained in the Purchase Agreement are qualified by certain disclosures not reflected in the text of the Purchase Agreement, and may apply standards of materiality in a way that is different from what may be viewed as material by shareholders of, or other investors in, the Company. Moreover, certain representations and warranties in the Purchase Agreement were used for the purpose of allocating risk between the Company, on the one hand, and Skanon, on the other hand, rather than establishing matters as facts. Accordingly, the representations and warranties in the Purchase Agreement should not be viewed as characterizations of the actual state of facts about the Company or Skanon.
ITEM 8.01 — OTHER EVENTS
On February 1, 2010, the Company issued a press release announcing the execution of the Purchase Agreement. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Cautionary Note Regarding Forward-Looking Statements
     This Current Report on Form 8-K contains forward-looking statements within the meaning of the federal securities laws. All statements, other than statements of historical facts, including, among others, statements regarding the anticipated Asset Sale, are forward-looking statements. Those statements include statements regarding the intent, belief or current expectations of the Company and members of its management team, as well as the assumptions on which such statements are based, and generally are identified by the use of words such as “may,” “will,” “seeks,” “anticipates,” “believes,” “estimates,” “expects,” “plans,” “intends,” “should” or similar expressions. Forward-looking statements are not guarantees of future performance and involve risks and uncertainties that actual results may differ materially from those contemplated by such forward-looking statements. Many of these factors are beyond the Company’s ability to control or predict. Such factors include, but are not limited to: (1) the occurrence of any event, change or other circumstance that could give rise to the termination of the Purchase Agreement, (2) risks that adjustments to the purchase price may be substantial and actual proceeds to the Company are uncertain, (3) the inability to complete the transactions contemplated in the Purchase Agreement due to the failure to satisfy any of the conditions to the closing of the Asset Sale, (4) failure of any party to the Purchase Agreement to abide by the terms of that agreement, (5) risks that the proposed transaction, including the uncertainty surrounding the closing of the transaction, will disrupt the current plans and operations of the Company, including as a result of undue distraction of management and personnel retention problems, (6) risks that the Company may not have adequate liquidity to maintain operations through the closing of the transactions contemplated by the Purchase Agreement, (7) the outcome of any legal proceedings that may be instituted against the Company and others following announcement of the Purchase Agreement, (8) risks that the Company’s lenders may accelerate indebtedness that is currently in default, and (9) the amount of the costs, fees, expenses and charges related to the Purchase Agreement, including the impact of any termination fees the Company may incur and the likely prospect that the Company would have insufficient liquidity to pay such termination fees when due. Furthermore, the expectations expressed in forward-looking statements about the Company could materially differ from the actual outcomes because of changes in demand for the Company’s products and services, the timing of new orders, the Company’s ability to successfully win contract bids, the impact of competitive products and pricing, excess of production capacity, the effects of regional, national and international economic conditions, and other factors discussed under Item IA (Risk Factors) in the Company’s Form 10-K for the year ended December 31, 2008, and as updated in its Forms 10-Q for the quarters ended March 31, June 30 and September 30, 2009. The Company assumes no duty to update these statements.
     Management believes these forward-looking statements are reasonable; however, undue reliance should not be placed on any forward-looking statements, which are based on current expectations. All written and oral forward-looking statements attributable to the Company or persons acting on its behalf are qualified in their entirety by these cautionary statements. Further, forward-looking statements speak only as of the date they are made, and the Company undertakes no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results over time unless otherwise required by law.

ITEM 9.01 — FINANCIAL STATEMENTS AND EXHIBITS
(d) Exhibits
The following exhibits are filed herewith:

Exhibit No.	Description

10.1	Asset Purchase Agreement by and between Ready Mix, Inc., a Nevada corporation and Skanon Investments, Inc., an Arizona corporation, or one or more acquisition entities designated by Skanon on or prior to closing

99.1	Press Release dated February 1, 2010

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
     Date: February 1, 2010

READY MIX, INC.
By:	/s/ David D. Doty
David D. Doty,
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Asset Purchase Agreement by and between Ready Mix, Inc., a Nevada corporation and Skanon Investments, Inc., an Arizona corporation, or one or more acquisition entities designated by Skanon on or prior to closing

99.1	Press Release dated February 1, 2010